Exhibit 3.6

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

STERIS CORPORATION

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. Meetings of the shareholders may be held either within or without the State of Ohio.

Section 2. Annual Meeting. The annual meeting of the shareholders, whereat the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting, shall be held on such date and at such time as shall be determined by resolution of the Board of Directors.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the Articles of Incorporation, may be called at any time by the Chairman of the Board, President, any Vice President, or a majority of the Board of Directors, with or without a meeting. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the President or Secretary to call a special meeting of the shareholders to be held at such time, not less than seven (7) nor more than sixty (60) days thereafter, unless a greater period of notice is required by statute in a particular case, as the President or Secretary may fix. If the President or Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

Section 4. Notice of Meetings. Written notice of the annual or any special meeting of shareholders, stating the place, the date and the time and, in the case of a special meeting, the purpose of the meeting, shall be faxed, e-mailed with electronic confirmation of receipt, served upon or mailed, postage prepaid, not less than seven (7) nor more than sixty (60) days before such meeting, unless a greater period of notice is required by statute in a particular case, to each shareholder entitled to notice thereof being of record on the date fixed as a record date, or, if no record date be fixed, then of record ten (10) days next preceding the date of the meeting, at such address as appears on the transfer books of the Corporation.

Section 5. Notice to Joint Shareholders. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the transfer books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

Section 6. Business at Special Meetings. No business other than that specified in the call therefor shall be considered at any special meeting.

Section 7. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite to constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of incorporation or by these regulations. If, however, any meeting of shareholders cannot be organized because a quorum is not present, the holders of a majority of stock entitled to vote thereat, present in person or by proxy, shall have the power, except as otherwise provided by statute or the Articles of Incorporation, to adjourn the meeting lo such time and place as they may so determine. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 8. Requisite Vote. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Regulations, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

Section 9. Voting Rights. At every meeting, each shareholder entitled to vote shall have the right to vote for every share having voting power standing in his name on the books of the Corporation. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot.

Section 10. Proxies. Any shareholder entitled to vote at a meeting of the shareholders may be represented by proxy or proxies appointed by an instrument in writing signed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

Section 11. List of Shareholders. At the next meeting following a change in ownership, the officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting (being shareholders of record on the date fixed as a record date, or if no record date be fixed, then of record ten (10) days preceding the date of the meeting) , arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 12. Organization. All meetings of the shareholders shall be presided over by the Chairman of the Board or President, the Secretary of the Corporation shall act as secretary of all meetings of the shareholders but, in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 13. Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors may appoint inspectors of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may and, on the request of any shareholder or his proxy, shall make such appointment at the meeting. The inspectors of election shall do all such acts as may be proper conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the Chairman of the meeting or any shareholder or his proxy. If there be three or more inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 14. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken is signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the Corporation.

ARTICLE II

DIRECTORS

Section 1. Number, Qualifications and Term. The number of directors which shall constitute the whole Board of Directors (sometimes hereinafter referred to as the “Board”) shall be fixed from time to time by resolution of the holders of a majority of the shares entitled to elect directors or by resolution of the Board of Directors. No reduction in the number of directors shall have the effect of removing any director from the Board prior to the expiration of his term of office. Directors shall be natural persons of full age and need not be shareholders in the Corporation. Except as hereinafter provided in the case of vacancies, directors shall be elected by the shareholders, and each director shall be elected to serve for a term of not more than one year but shall continue to serve until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation or removal.

Section 2. Vacancies. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. A vacancy in the Board, including a vacancy created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a majority of the whole Board, until the election of new directors by the shareholders is held. In the event of a vacancy in the Board of Directors for any reason, a special meeting of the shareholders may be called in accordance with Article I hereof for the purpose of electing a replacement. The new Board of Directors shall serve until the next annual election of directors and until their successors are elected and qualified.

Section 3. Duties of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Regulations directed or required to be exercised and done by the shareholders.

Section 4. First Meeting of New Board. The first meeting of each newly elected Board may be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected, and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or it may convene at such time and place as may be fixed by the consent in writing of all the directors.

Section 5. Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board, President or any Vice President on at least two (2) days’ written notice to each director, either personally or by fax, E-mail, mail or by telegram. Meetings the Board also shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors if there are three (3) or more directors holding a position on the Board or, on the written request of any single director if there are less than three (3) directors holding a position on the Board. Meetings may be held at such times and places as may be designated in the notices of their call, or they may be held at any time or place, without notice, by the presence of all directors.

Section 6. Notice of Meetings. Written notice of each meeting, stating the date, the time and the place, shall be given to each director at least two (2) days before such meeting, either by fax, E-mail, personally or by mail or telegram.

Section 7. Ratification; Action Without Meeting. The directors, acting at a meeting at which a quorum is present, may ratify any act of any officer or officers of the Corporation. If all the directors shall severally or collectively consent in writing to any action to be taken by the Board, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board.

Section 8. Quorum. At all meetings of the Board of Directors, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board, Directors who have a personal or financial interest in a contract or transaction which is before the Board, or who are common directors of the Corporation and another corporation with respect to which a contract or transaction is before the Board, may be counted in determining the presence of a quorum at a meeting of the directors, or a committee thereof, which authorizes the contract or transaction. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

Section 9. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board in the management of the business of the Corporation. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 10. Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more of its number, or other individuals, to constitute any other committee which shall have and exercise the authority granted to it by the Board in the management of the business of the Corporation. Vacancies in the membership of a committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 11. Compensation of Directors. Unless otherwise determined by the shareholders, directors shall not be entitled to receive a fee for their services.

Section 12. Telephonic Meetings. To the extent permitted by law, members of the Board of Directors or any committee thereof may participate in a meeting of such body through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1. Election of Executive Officers. The Board of Directors shall elect a President, a Secretary, and a Treasurer and such other officers as the Board may from time to time deem necessary. The Board of Directors may elect a Chairman of the Board. The Chairman of the Board shall be, but the other executive officers need not be, chosen from among the members of the Board of Directors. Any two or more of such executive offices may be held by the same person, but no executive officer shall execute, acknowledge or verify any instrument in more than one capacity. Other officers may be appointed in the manner provided for in these Regulations.

Section 2. Term and Removal. The officers of the Corporation shall hold office until their successors are chosen, or until any such officer has resigned or is removed. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors and shall have the authority to call meetings of the shareholders and the Board of Directors and of any standing or special committee appointed by or upon authority of the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board and shareholders are carried into effect.

Section 4. President. In the absence or disability of the Chairman of the Board, the President shall preside at meetings of the shareholders and the Board of Directors. The President shall have authority to call meetings of the shareholders and the Board of Directors and of any standing or special committee appointed by or upon authority of the Board of Directors. The President shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors and shall have such other duties as may, from time to time, be assigned by the Board of Directors.

Section 5. Vice Presidents. The Vice President, if any, or if there be more than one, the Vice Presidents, shall assist in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors. If there be more than one Vice President, the Board of Directors may designate one or more of them as Executive Vice President or Senior Vice President among the Vice Presidents and may also grant to such officers and other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President or, if there be more than one, the Vice Presidents, shall have such other powers and duties as, from time to time, may be prescribed by the Board of Directors or the President.

Section 6. Secretary and Assistant Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall have custody of the corporate seal and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary and Assistant Secretary shall perform such other duties as shall from time to time be imposed upon him or her by the Board of Directors or the President.

The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order of their election shall, in the absence of or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 7. Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and secretaries and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever they may require, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall-perform such other duties as shall from time to time be imposed upon him by the Board of Directors or President.

The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their election shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such duties and have such oilier powers as the Board of Directors or the President may from time to time prescribe.

ARTICLE IV

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 1. In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign. nonprofit or For profit, partnership, limited liability company, joint venture, trust, or other enterprise, the Corporation shall (to the extent authorized under Section 4 of this Article IV) indemnify such person against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 2. In case any person was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, the Corporation shall (to the extent authorized under Section 4 of this Article IV) indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability assented against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article IV, or in defense of any claim, issue, or matte· therein, the Corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

Section 4. Any indemnification under Sections l and 2 of this Article IV, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article IV. Such determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, (ii) if the quorum described in clause (i) of this Section 4 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it any attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five (5) years, (iii) by the shareholders, or (iv) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (i) of this Section 4 or by independent legal counsel under clause (ii) or this Section 4 shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation referred to in Section 2 of this Article IV, and within ten (10) days after the receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 5.

(a) Unless the only liability asserted against a director in an action, suit, or proceeding referred to in Sections 1 and 2 of this Article IV is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys’ fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (B) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

(b) Expenses, including attorneys’ fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in Sections I and 2 of this Article IV may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case, upon the receipt of an undertaking or on behalf of the director, trustee, officer, employee or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

Section 6. Expenses, including attorneys’ fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, member. manager, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, limited liability company, joint venture, trust or other enterprise, may be paid or reimbursed by the Corporation, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Corporation; provided, however, that, unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.

Section 7. The indemnification authorized by this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted lo those seeking indemnification under the Articles of Incorporation or these Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have indemnified him against such liability under this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 9. The authority of the Corporation to indemnify persons pursuant to Sections I and 2 of this Article IV does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6, 7 and 8 of this Article IV. Sections 1 and 2 of this Article IV do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, 7 and 8 of this Article IV.

Section 10. As used in Article IV, references to the Corporation include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is 01· was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such a constituent corporation as a director, trustee, officer, member, manager, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust, or other enterprise, shall stand in the same position under this Article IV with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity. As used in Article IV, words of the masculine gender shall include the feminine gender.

ARTICLE V

CERTIFICATES FOR SHARES

Section 1. Issuance. The certificates for shares of the Corporation shall be numbered and registered in a share register as they are issue d. They shall exhibit the name of the registered holder and the number and class of shares, and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. The designations, preferences, voting power, qualifications, privileges, limitations, and any special rights of the shares of each class to be issued may, but need not, be stated in full or in the form or a summary, either upon the face or back of the certificate. Every share certificate shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer

or an Assistant Treasurer, but where such certificate is signed by a registrar or transfer agent, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share Certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such prior to its issuance.

Section 2. Transfers of Shares. The Board of Directors may from time to time appoint such transfer agents or registrars of shares as it may deem advisable, and may define their powers and duties. Upon surrender to the Corporation, or its transfer agent, of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate or certificates shall be issued in accordance with the directions therein contained and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Corporation.

Section 3. Fixing Record Date. The Board of Directors may fix a time, not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment frights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the period following the record date, and in such ease written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice.

Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary, or the nominee or a fiduciary, unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 5. Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon receiving an affidavit of that fact made by the person claiming that the share certificate has been lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

ARTICLE VI

DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation relating thereto, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 1. Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or agent or agents as the Board of Directors may from time to time designate. The signature of any officer or agent upon any of the foregoing instruments may be a facsimile when authorized by the Board of Directors.

Section 2. Seal. The Board of Directors may, but need not, provide a suitable seal, containing the name of the Corporation, to be kept by the Secretary. If deemed advisable by the Board of Directors, duplicate seals may be kept and used by other officers of the Corporation, or by any transfer agent of its shares.

Section 3. Notices. Whenever, under the provisions of the statutes or of the Articles of Incorporation, or of these Regulations, notice is required to be given to any person, it may be given to such person by fax, E-mail with electronic confirmation of receipt, by personal service or by sending a copy thereof through the mail or by telegram or similar method, charges prepaid, to his or her address appearing on the books of the Corporation or supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.

Section 4. Waiver of Notice. Any notice required to be given lo any person may be waived in writing signed by the person entitled to such notice whether before or after the holding of the meeting, the notice of which is thereby waived. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting by such person except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Emergency Regulations. The directors may, without further shareholder approval, adopt such emergency regulations as they may deem necessary or proper, to be operative only during any emergency for corporations, when and as proclaimed by the Governor of Ohio or any other person lawfully exercising the power and discharging the duties of the office of governor.

Section 6. Manner of Amendment. These Regulations may be altered, amended or repealed by the affirmative vote of a majority of the shares entitled to vote thereon at any meeting duly convened after notice to the shareholders of that purpose; or without a meeting by the written assent of the holders of record of shares of the Corporation entitling them to exercise a majority of the voting power on such proposal.